EXHIBIT 10.2

NATIONAL PENN BANCSHARES, INC. PENSION PLAN
(Amended and Restated Effective January 1, 2001)
Amendment No. 6

National Penn Bancshares, Inc. (the "Company") adopted the National Penn Bancshares, Inc. Pension Plan (Amended and Restated Effective January 1, 2001) (the "Plan") for the benefit of certain of its Employees (as defined in the Plan) and its subsidiaries' Employees. The Company subsequently amended the Plan by Amendment Nos. 1-5 thereto. The Company hereby amends the Plan as hereinafter set forth effective April 1, 2006.

1. Subsection 1(ai) is amended to add a sentence at the end thereof to read as follows:

"Notwithstanding the foregoing, "Social Security Covered Compensation" shall be fixed at the level in effect on March 31, 2006, for each Member whose Severance Date occurs on or after that date."

2. Subsection 1(l) is amended to add a sentence at the end thereof to read as follows:

"Notwithstanding the foregoing, "Compensation" for a Plan Year shall be limited to $50,000 with respect to determining Average Annual Compensation for purposes of calculations under subsection 4(b)(ii) as amended by Amendment No. 6."

3. Subsection 3(a)(ii) is deleted.

4. Subsection 4(b)(i)(C) is added to read as follows:

"(C)  This subsection 4(b)(i) shall apply for purposes of calculating the portion of a Member's Accrued Benefit for his years of Service credited through March 31, 2006. This subsection 4(b)(i) shall not apply to Service from and after April 1, 2006. Subparagraphs 4(b)(i)(A) and (B) are amended to provide that for purposes of subsection 4(b)(i), (1) Average Annual Compensation is frozen as of December 31, 2006 and (2) years of Service are frozen as of March 31, 2006. No change in Average Annual Compensation after December 31, 2006 and no Service after March 31, 2006 shall be considered or credited for purposes of subsection 4(b)(i)."

5. Subsection 4(b)(ii) is renumbered as subsection 4(b)(iv) and new subsections 4(b)(ii) and (iii) are added to read as follows:

"(ii) General Rule—Service after March 31, 2006. The Accrued Benefit of a Member who retires under subsection 4(a) with respect to Service after March 31, 2006, expressed as an annual amount shall be the product of 1.0% of his Average Annual Compensation up to and including $50,000 multiplied by the number of his years of Service credited under subsection 4(c) after March 31, 2006 through and including his Severance Date.

(iii) Total Accrued Benefit. A Member's Accrued Benefit shall be the sum of his Accrued Benefit under subsections 4(b)(i) and 4(b)(ii)."

6. Subsection 4(c)(i) as initially amended by Amendment No. 5 is further amended to read as follows:

"(i) For the Plan Year in which a Member first is credited with an Hour of Service in an eligible status with a Participating Company and last is credited with an Hour of Service in an eligible status with a Participating Company, the Member shall receive credit for one twelfth of a year of Service for each calendar month in which he is credited with at least one Hour of Service. If the 2006 Plan Year is the first or last Plan Year, then any months credited in the first quarter of the Plan Year shall be Service under subsection 4(b)(i) and any months credited in the last three quarters of the Plan Year shall be Service under subsection 4(b)(ii) For each other Plan Year (including a Plan Year in which a Member is rehired after a Severance Date or in which a Member suffers a Severance Date prior to rehire) in which a Member is employed in an eligible status with a Participating Company, the Member shall receive credit for one year of Service if, but only if, the Member is credited with at least 1,000 Hours of Service in an eligible status during that Plan Year. If a Member otherwise would be credited with one year of Service for the 2006 Plan Year, then 0.25 years of Service shall be credited under subsection 4(b)(i) and 0.75 years of Service shall be credited under subsection 4(b)(ii)."

7. Subsection 4(c)(vii) is added to read as follows.

"(vii) Except with respect to Employees who were eligible to participate under subsection 3(a)(ii) as heretofore effective, a Member who first performed an Hour of Service as an Employee of National Penn Mortgage Co. on or after June 1, 1999 shall not receive credit for Service for benefit accrual for any period prior to April 1, 2006."

8. Schedule A to the Plan is amended to add Nittany Financial Corp. and subsidiaries under the heading "Predecessor Employer", and across from it to make the additions under columns (1) and (2) set forth below, except that service under column (1) shall be recognized for eligibility and vesting.

Predecessor Employer	(1)	(2)
Nittany Financial Corp.	all service	April 1, 2006
and subsidiaries

Executed this 25th day of January, 2006.

Attest:	NATIONAL PENN BANCSHARES, INC.

By: /s/ Sandra L. Spayd	By: /s/ Wayne R. Weidner
Corporate Secretary	Chairman and CEO